BOARD OF TRUSTEES

CAPITOL SERIES TRUST

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of Capitol Series Trust (the “Trust”), hereby constitute and appoint Matthew J. Miller, President to the Trust, Matthew Beck, Secretary to the Trust, Tiffany R. Franklin, Assistant Secretary to the Trust, and Caleb C.B. DuBois, Counsel to the Trust and Independent Trustees, as our true and lawful attorneys and agents with full power to sign for us in his or her capacity, on any or all Registration Statements and amendments thereto, including without limitation a Registration Statement on Form N-1A, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the Trust, and hereby ratify and confirm our signatures as they may be signed by said attorneys and agents.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 18th day of March, 2021.

/s/ David James
David James, Trustee

/s/ Walter B. Grimm
Walter B. Grimm, Chair and Trustee

/s/ Mary Madick Morrow
Mary Madick Morrow, Trustee

/s/ John Davis
John Davis, Trustee

/s/ Lori Kaiser
Lori Kaiser, Trustee

/s/ Janet Meeks
Janet Meeks, Trustee